Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-231553) and Form S-8 (File Nos. 333-250121, 333-231435, 333-145236, 333-127265,
333-13456, 333-97305, and 333-216272) of Enbridge Inc. of our report dated February 11, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta
Canada

February 11, 2022